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                                                                     EXHIBIT 5.1

                                January 9, 1998

Board of Directors of
WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

     I am General Counsel -- Corporate Development of WorldCom, Inc., a Georgia corporation (the "Company"), and have acted as counsel in connection with a Registration Statement on Form S-4, as amended (the "Registration Statement"; capitalized terms used herein and not otherwise defined herein are used as therein defined), filed with the Securities and Exchange Commission on October 1, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the merger (the "MCI/WorldCom Merger") of MCI Communications Corporation, a Delaware corporation ("MCI") with and into a wholly-owned subsidiary of the Company, and to the registration under the Securities Act of a maximum of 1,164,659,623 shares of the common stock, par value $.01 per share, of the Company (the "Company Common Stock"), and associated preferred stock purchase rights, to be issued pursuant to the MCI/WorldCom Merger to the holders of the common stock, $.01 par value, of MCI.

     In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, including the Joint Proxy Statement/Prospectus contained therein, the Second Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Company, certificates of public officials, certificates and statements of the officers of the Company, and such other documents, corporate records, opinions and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed below. I have assumed the genuineness of all signatures appearing on documents examined by me, the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

     Based upon the foregoing, and in reliance thereon and subject to the qualifications and limitations stated herein, I am of the following opinions:

     1. The Company is a corporation validly existing under the laws of the State of Georgia; and

     2. When the conditions to consummation of transactions contemplated by the MCI/WorldCom Merger Agreement shall have been satisfied or waived, including, without limitation:

          (a) the stockholders of MCI shall have approved and adopted the MCI Merger Agreement at the MCI Special Meeting;

          (b) the shareholders of WorldCom shall have approved issuance of shares of the Company Common Stock pursuant to the MCI/WorldCom Merger Agreement at the WorldCom Special Meeting;

          (c) A Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware to consummate the MCI/WorldCom Merger; and

          (d) the shares of Company Common Stock to be issued in connection with the MCI/WorldCom Merger shall have been issued in accordance with the terms of the MCI/WorldCom Merger Agreement, then the Company Common Stock will be validly issued, fully paid and non-assessable.

     This opinion is not rendered with respect to any laws other than the latest codification of the Georgia Business Corporation Code (the "GBCC") available to me. I note that the MCI/WorldCom Merger Agreement provides that it shall be governed and construed in accordance with the laws of the State of Delaware. In rendering the opinions expressed herein I have assumed that such matters are governed exclusively by the GBCC and I express no opinion as to which law any court construing the MCI/WorldCom
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Board of Directors of
WorldCom, Inc.
January 9, 1998
Page 2

Merger Agreement would apply. This opinion has not been prepared by an attorney admitted to practice in Delaware or Georgia.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement on Form S-4. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Company Common Stock. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/     P. BRUCE BORGHARDT

                                          --------------------------------------
                                          P. Bruce Borghardt
                                          General Counsel -- Corporate
                                          Development